CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated December 28, 2010 on Dreyfus Global Absolute Return Fund, Dreyfus Global Real Return Fund, Dreyfus Total Return Advantage Fund and Global Alpha Fund for the fiscal year ended October 31, 2010 which are incorporated by reference in Post-Effect Amendment No. 97 to the Registration Statement (Form N-1A  No. 33-51061 and 811-7123) of Advantage Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

February 23, 2011